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                                                                    Exhibit 4.5b

Participation Agreement (NC 1/2) dated July 13, 2000 among the Registrant, Montana OL1 LLC, Wilmington Trust Company, Montana OP1 LLC, and The Chase Manhattan Bank, as Lease Indenture Trustee and as Pass Through Trustee.